UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (682) 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The NASDAQ Stock Market LLC
Warrants	HSCSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(b) On April 1, 2026, Mark Hilz, Chief Operating Officer, Corporate Secretary and member of the Board of Directors of HeartSciences Inc. (the “Company”) passed away at the age of 67, following a period of illness. Mr. Hilz served as a member of the Company’s Board of Directors since 2013 and as its Chief Operating Officer and Corporate Secretary since March 2022.

The Company mourns the loss of Mr. Hilz, an esteemed colleague, visionary and friend, and extends its sincere condolences to his family and loved ones.

As the MyoVista Insights™ software platform has now been launched and the MyoVista® wavECG™ has been submitted for the U.S. Food and Drug Administration (“FDA”) clearance, the Company does not anticipate hiring a new Chief Operating Officer or replacing the role in the foreseeable future. The Company does not anticipate any changes to its business, operations or planned commercialization of the MyoVista Insights platform, including its MyoVista® wavECG™ device submission to the FDA originally submitted to the FDA in December 2025 for 510(k) premarket clearance, as a result of Mr. Hilz’s passing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartSciences Inc.

Date: April 3, 2026	By:	/s/ Andrew Simpson
	Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors

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